AMENDMENT NO. 4

TO
SPONSORED RESEARCH COLLABORATION AGREEMENT

This Amendment No. 4 to Sponsored Research Collaboration Agreement (“Amendment No. 4”) is entered into and effective as of October 24, 2011, by and between University Health Network, an Ontario corporation incorporated under the Toronto Hospital Act 1997, having a principal research office at 610 University Avenue, Suite 7-504, Toronto, Ontario, Canada MSG 2M9 (“UHN”), and VistaGen Therapeutics, Inc., a Nevada corporation having its principal address at 384 Oyster Point Blvd., Suite 8, South San Francisco, California 94080 (“VistaGen”).

R E C I T A L S

WHEREAS, VistaGen and UHN entered into that certain Sponsored Research Collaboration Agreement, dated September 18, 2007 (as amended, the “Agreement”), pursuant to which VistaGen is funding stem cell research and development Project One (as defined in the Agreement) and has the option to fund additional research and development projects (as defined in the Agreement, as amended, the “Options”) involving pluripotent stem cell technologies, with each such research project principally performed or to be principally performed by or under the direction of Gordon Keller, Ph.D. (“Dr. Keller”), Director of the McEwen Center for Regenerative Medicine (the “McEwen Centre”), a stem cell research center within UHN;

WHEREAS, VistaGen and UHN acknowledge and agree that (i) VistaGen has made substantial sponsored research payments to UHN prior to the effective date of the Amendment No. 4 and (ii) such prior sponsored research payments have served to exercise the Options and certain Future Project Options with respect to the Sponsored Research Projects (as defined below), VistaGen and UHN now desire to enter into this Amendment No. 4 to further set forth (A) the sponsored research projects currently being funded, and, for at least the next twelve (12) months, to continue to be funded, by VistaGen under the Agreement (the “Sponsored Research Projects”), (B) the budget for each Sponsored Research Project, as agreed to by the parties, for the twelve (12) month period following the effective date of this Amendment No. 4 (collectively, the “Sponsored Research Project Budgets”) and (C) the schedule of  payments to be made by VistaGen to UHN pursuant to the Agreement with respect to the Sponsored Research Project Budgets; and

WHEREAS, Section 8.7 of the Agreement provides that the Agreement may be amended only with the written consent of VistaGen and UHN.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, VistaGen and UHN hereby agree to amend the Agreement as follows:

AM E N D M E N T

1. Definitions.  Except as otherwise provided herein, capitalized terms used in this Amendment shall have the definitions set forth in the Agreement, as amended.

2.           Amendment to Exhibits B-1 to B-5 to Amendment No. 3 to the Agreement.  Exhibit B-1, Exhibit B-2, Exhibit B-3, Exhibit B-4, and Exhibit B-5 to the Agreement, as amended in Amendment No. 3 thereto, shall be deleted in their entirety and amended to read in their entirety as Exhibit B-1, Exhibit B-2, Exhibit B-3, Exhibit B-4 and Exhibit B-5 attached to this Amendment No. 4.

3.           Amendment to Exhibit D to Amendment No. 3 to the Agreement.  Exhibit D to this Amendment No. 4 is the schedule of sponsored research payments to be made by VistaGen to UHN with respect to the Sponsored Research Project Budgets during the twelve (12) month period beginning on the effective date of this Amendment No. 4 and ending on September 15, 2012.  Accordingly, Exhibit D to Amendment No. 3 to the Agreement shall be deleted in its entirety and amended to read in its entirety as Exhibit D to this Amendment No. 4.  The parties acknowledge and agree that such sponsored research funds shall be used solely for research and development activities for the benefit of VistaGen pursuant to the Agreement and under the direction of Dr. Keller, unless VistaGen shall agree otherwise in writing.

4.           Future Sponsored Research Project Budgets.  VistaGen anticipates providing additional sponsored research funding to UHN during the twelve (12) month period from October 15, 2012 to September 15, 2013.  The parties hereby agree to use reasonable efforts to meet, by teleconference and/or in person, before June 2012 to discuss and determine the specific projects to which VistaGen’s sponsored research funds for such period shall be applied.  The parties acknowledge and agree that such sponsored research funds shall be used solely for research and development activities for the benefit of VistaGen pursuant to the Agreement and under the direction of Dr. Keller, unless VistaGen shall agree otherwise in writing.

5.           Terms of Agreement.  Except as expressly modified hereby, all terms, conditions and provisions of the Agreement shall continue in full force and effect.

6.           Conflicting Terms.  In the event of any inconsistency or conflict between the Agreement and this Amendment, the terms, conditions and provisions of this Amendment No. 4 shall govern and control.

7.           Entire Agreement.  The Agreement, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3 and this Amendment No. 4 (collectively, the “Amendments”), constitute the entire and exclusive agreement between the parties with respect to the subject matter hereof.  All previous discussions and agreements with respect to this subject matter are superseded by the Agreement, as amended by the Amendments.  This Amendment No. 4 may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 4 as of the date first above written.

UNIVERSITY HEALTH NETWORK

By:
       Christopher J. Paige, PhD
        Vice President, Research

VISTAGEN THERAPEUTICS, INC.

By:
 Shawn K. Singh, J.D.
 Chief Executive Officer

EXHIBIT B-1

RESEARCH PROJECT ONE

Development of Drug Discovery and Screening Approaches with Pluripotent Stem Cell-derived Cardiomyocytes.

The overall goal of these studies is to establish improved methods for the production of mature of human pluripotent stem cell (hPSC)-derived cardiomyocytes suitable for use in cell therapy, drug discovery, drug screening, drug toxicology assessment and drug rescue. This project builds on recent advancements from Dr. Keller’s lab relating to new methods for the efficient and reproducible generation of cardiomyocytes from hPSC. The project will focus on addressing the following: 1) characterization of the functional and maturational status of the hPSC-derived cardiomyocytes in vitro; 2) development of methods for the large scale production of hPSC-derived cardiomyocytes suitable for use in cell therapy, drug discovery, drug screening and drug rescue; 3) provide cells and methods for the study of response of cardiomyocytes to select known drugs and compounds that effect their biology and functional activity;  4) provide cells and methods for the use and validation of cardiomyocytes as predictive toxicology screening assays; and 5) preclinical research and development of iPS Cell-derived cardiomyocytes for potential cell therapy applications.

Sponsored Research Project Budget (October 2011 through September 2012)

Technician	$ 70,000
Supplies	$ 40,000
Overhead	$ 33,000
Total $ 143,000

Initialed: ______________ (UHN)

______________ (VistaGen)

EXHIBIT B-2

RESEARCH PROJECT TWO

Human Pluripotent Stem Cell-derived Hepatocytes.

The overall goal of these studies is to establish improved methods for the production of mature of human pluripotent stem cell (hPSC)-derived hepatocytes suitable for use in cell therapy, drug discovery, drug screening, drug toxicology assessment, and drug rescue. This project builds on recent advancements from Dr. Keller’s lab relating to improved methods for the efficient and reproducible generation of endodermal cells from hPSC. The project will focus on addressing the following: 1)  characterization of the functional and maturational status of the hPSC-derived hepatocytes in vitro; 2) development of methods to produce mature hPSC-derived hepatocytes expressing mature adult levels of functional P450 enzymes for drug metabolism studies; 3) development of methods for the large scale production of hPSC-derived hepatocytes suitable for cell therapy, drug metabolism and toxicity screening; and 3) preclinical development of iPS Cell-derived hepatocytes for potential cell therapy applications.

Sponsored Research Project Budget (October 2011 through September 2012)

Technician	$70,000
Post-doc (50% time)	$30,000
Supplies	$30,000
Overhead	$39,000
Total $169,000

Initialed: ______________ (UHN)

______________ (VistGen)

EXHIBIT B-3

RESEARCH PROJECT THREE

Human Pluripotent Stem Cell-derived Beta-islet Cells.

The overall goal of these studies is to establish improved methods for the production of mature of human pluripotent stem cell (hPSC)-derived -islet cells suitable for use in cell therapy, drug discovery, drug screening, and drug rescue. This project builds on recent advancements from Dr. Keller’s lab relating to improved methods for the efficient and reproducible generation of endodermal cells from hPSC. The project will focus on addressing the following: 1) characterization of the functional and maturational status of the hPSC-derived -islet cells in vitro; 2) development of methods to produce mature glucose-responsive hPSC-derived -islet cells expressing adult levels of insulin; 3) development of methods for the large scale production of hPSC-derived -islet cells potentially suitable for in vivo transplantation studies; and 4) preclinical development of iPS Cell-derived -islet cells for potential cell therapy applications.

Sponsored Research Project Budget (October 2011 through September 2012)

Post-doc (50% time)	$60,000
Supplies	$39,780
Overhead	$29,934
Total $129,714

Initialed: ______________ (UHN)

______________ (VistaGen)

EXHIBIT B-4

RESEARCH PROJECT FOUR

Human iPS Cell-derived Chondrocytes.

The overall goal of these studies is to establish preclinical proof of concept regarding the use of iPS Cell-derived articular chondrocytes for cell therapy applications, namely autologous cartilage repair and regeneration. This project builds on recent advancements from Dr. Keller’s lab relating to differentiation conditions that produce chondrocytic precursors in murine pluripotent stem cells.  The project will focus on addressing the following: 1) determination of whether newly identified murine ES Cell-derived cells are growth plate or articular chondrocyte precursors (i.e., do they produce bone or cartilage in in vivo animal studies); 2) development of culture conditions that support the differentiation and expansion of similar articular chondrocyte precursors from human iPS Cells; and 3) validation of the functional properties of the human iPS Cell-derived articular chondrocyte precursors in in vivo animal models.

Sponsored Research Project Budget (October 2011 through September 2012)

Supplies	$54,286
Overhead	NA
Total $54,286

Initialed: ______________ (UHN)

______________ (VistaGen)

EXHIBIT B-5

RESEARCH PROJECT FIVE

Human iPS Cell-derived Hematopoietic Stem Cells.

The overall goal of these studies is to establish preclinical proof of concept relating to the ability of certain novel iPS Cell-derived precursors to produce lymphocytes, granulocytic cells, red cells and platelets of the blood.  This project builds on recent advancements from Dr. Keller’s lab relating to novel differentiation of a “2nd wave” of blood cell precursors.  The project will focus on addressing the following: 1) evaluation of the ability of newly identified murine ES Cell-derived “2nd wave” hematopoietic precursor to survive in the bone marrow and produce multiple types of blood cells for extended periods in animal models; 2) identification of culture conditions for producing the equivalent “2nd wave” hematopoietic precursor from human iPS Cells with similar properties; and 3) validation of the ability of this precursor to repopulate the bone marrow, and most if not all of the blood cells, in immunocompromised mice in long-term repopulation assays.

Sponsored Research Project Budget (October 2011 through September 2012)

Research Associate (50%)	$ 50,000
Supplies	$ 30,000
Overhead	$ 24,000
Total $ 104,000

Initialed: ______________ (UHN)

______________ (VistaGen)

EXHIBIT D

PAYMENT SCHEDULE FOR SPONSORED RESEARCH PROJECT BUDGETS

Payment Date	Amount
1. October 21, 2011	$50,000
2. November 15, 2011	$50,000
3. December 15, 2011	$50,000
4. January 15, 2012	$50,000
5. February 15, 2012	$50,000
6. March 15, 2012	$50,000
7. April 15, 2012	$50,000
8. May 15, 2012	$50,000
9. June 15, 2012	$50,000
10. July 15, 2012	$50,000
11. August 15, 2012	$50,000
12. September 15, 2012	$50,000
TOTAL	$600,000